UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.   )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ENVIRO TECHNOLOGIES U.S., INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

ENVIRO TECHNOLOGIES U.S., INC.

408 State Highway 135N

Kilgore, Texas 75662

Telephone:  903-392-0948

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To our common shareholders:

We are furnishing this notice and the accompanying information statement to the holders of shares of common stock, $.001 par value per share, of Enviro Technologies U.S., Inc., a Florida corporation, for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this information statement is to notify our shareholders that on December 30, 2022, the holder of 12,996,958 shares of our common stock, representing approximately 66% of the outstanding shares of our common stock, executed a written consent in lieu of a special meeting of shareholders (the “Majority Shareholder Consent”), approving Articles of Amendment (the “Amendment”) to our Articles of Incorporation changing the name of our company to Wolf Energy Services, Inc. (the “Name Change”), which we expect to be effective on or about ________________, 2023.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

BY ORDER OF THE BOARD OF DIRECTORS:

Kilgore, Texas	/s/ Jimmy Galla
____________ __, 2023	Jimmy Galla,
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials:  This information statement is available free of charge on our website www.wolf-energy.com.

INFORMATION STATEMENT

i

ENVIRO TECHNOLOGIES U.S., INC.

408 State Highway 135N

Kilgore, Texas 75662

Telephone:  903-392-0948

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

This information statement is being mailed on or about January ___, 2023 to the holders of record at the close of business on December 30, 2022 (the “Record Date”) of shares of the common stock of Enviro Technologies U.S., Inc., a Florida corporation, in connection with the adoption of the Amendment for the Name Change by the Majority Shareholder Consent.

Our majority shareholder who owns approximately 66% of our outstanding common stock, which represent our only class of voting securities, has executed the Majority Shareholder Consent approving the Amendment for the Name Change and Increase in Capital Stock.  The elimination of the need for a special meeting of shareholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporation Act which provides that any action to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.  The number of common shares held by our majority shareholder on the Record Date represents approximately 66% of our outstanding common stock and was sufficient to approve the Amendment for the Name Change and Increase in Capital Stock.  The board of directors will not solicit any proxies or consents from any other shareholders in connection with this action.

This information statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our shareholders of record on the Record Date. This information statement is being mailed on or about January ___, 2023 to shareholders of record on the Record Date who did not execute the Majority Shareholder Consent.  This information statement also constitutes notice under Section 607.0704 of the Florida Business Corporation Act that the corporate actions were taken by the written consent of the majority shareholders.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

INTERESTS OF CERTAIN PERSONS

Our officers and directors do not have any substantial interest in the matters acted upon pursuant to the Majority Shareholder Consent.

NAME CHANGE

On December 30, 2022 our board of directors approved a Name Change of our company to “Wolf Energy Services, Inc.” and recommended that our shareholders approve this name change.  Our board believed that the new name will better reflect our business and operations.  By the Majority Shareholder Consent, on December 30, 2022 the majority shareholder approved the Name Change.  To affect the Name Change, we will file Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida, a copy of which is included as Exhibit A to this information statement.  We expect that the effective date of these Articles of Amendment will be on or about __________, 2023 which is 20 days after this information statement is first mailed to our shareholders who did not execute the Majority Shareholder Consent.

Because our common stock is currently quoted on the OTCQB Tier of the OTC Markets, the Name Change will also require processing by the Financial Industry Regulatory Authority, Inc., or FINRA, pursuant to Rule 10b-17 of the Securities Exchange Act of 1934, as amended, in order for this action to be recognized in the market for trading purposes.  We expect to receive FINRA’s clearance prior to the effective date.  Our common stock will be quoted on the OTC Markets under our new name immediately following the effective date.  We will file a Current Report on Form 8-K with the SEC disclosing the effective date of the Name Change, as well as our new trading symbol and CUSIP number, prior to such effective date.

Following the Name Change, the share certificates in bearing the current name and CUSIP number will continue to be valid.  In the future, new share certificates will be issued reflecting the new name and new CUSIP number in due course as old certificates are tendered for exchange or transfer, but this in no way will affect the validity of your current share certificates.  We request that shareholders do not send in any of their stock certificates at this time.

PRINCIPAL SHAREHOLDERS

As of the Record Date, we had 19,567,083 shares of our common stock outstanding which is our only class of voting securities. The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	our named executive officers and directors.

Unless otherwise indicated, the business address of each person listed is in care of 408 State Highway 135N, Kilgore, Texas 75662. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officers:
Jimmy R. Galla (1)	125,000	*
Jimmy “JD” Reedy (2)	0	---
John A. DiBella (3)	15,219,212	47.3%
All directors and executive officers as a group (3 persons)	15,344,212	48.0%

5% Stockholders:
Raynard Veldman (4)	2,039,144	9.7%
Ecoark Holdings, Inc. (5)	12,996,958	66.4%

*	Less than 1%

(1)	Jimmy R. Galla, our Chief Executive Officer, also currently serves as Chief Accounting Officer of Ecoark Holdings, Inc. (“Ecoark”), our largest shareholder. Mr. Galla disclaims any beneficial ownership in the shares held by Ecoark. Includes 125,000 shares of restricted common stock which vest on December 31, 2022 issued pursuant to Restricted Stock Units Agreement dated December 8, 2022 (the “RSUs”). Excludes 2,375,000 restricted shares subject to vesting under the RSUs, which vest in 20 equal quarterly increments on the last day of each calendar quarter, beginning with December 31, 2022, subject to Mr. Galla’s continued employment with the Company.

(2)	Mr. Reedy is a director of the Company and Chief Operating Officer of Banner Midstream Corp., a wholly owned subsidiary of the Company.

(3)	Mr. DiBella is the sole officer of Florida Precision Aerospace, Inc., a wholly owned subsidiary of the Company. Includes 15,000 shares held by his minor children. Also includes up to 12,592,750 shares of common stock issuable upon conversion of a 6% unsecured convertible promissory note in the principal amount of $755,656. Address is 1543 Deer Path, Mountainside, NJ 07092.

(4)	Includes up to 1,500,000 shares of common stock issuable upon conversion of a 6% unsecured convertible promissory note in the principal amount of $90,000. Address is P.O. Box 841, Bellaire, TX 77402.

(5)	Randy May is the Chief Executive Officer of Ecoark and may be deemed to beneficially own the shares held by Ecoark.

DISSENTER’S RIGHTS

Under Florida law there are no dissenter’s rights available to our shareholders in connection with the Name Change or Amendment.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy or information statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy or information statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Enviro Technologies U.S., Inc., 408 State Highway 135N, Kilgore, Texas 75662.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jimmy Galla
___________, 2023	Jimmy Galla, Chief Executive Officer

Exhibit A

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

ENVIRO TECHNOLOGIES U.S., INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act of the State of Florida (the “FBCA”), the undersigned Chief Executive Officer of Enviro Technologies U.S., Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the laws of the State of Florida and bearing Document Number P10000050881, does hereby certify:

FIRST: The Board of Directors approved the following amendment to the Corporation’s Articles of Incorporation by a unanimous written consent on December ___, 2022 pursuant to Section 607.0821 of the FBCA, and recommended that the Corporation’s shareholders approve such amendment.

SECOND: The holders of a majority of the Corporation’s issued and outstanding common stock, representing its sole class of voting securities, approved the following amendment to the Corporation’s Articles of Incorporation by written consent on December __, 2022 pursuant to Section 607.0704 of the FBCA.  The number of votes cast by the majority shareholders was sufficient for approval.

THIRD: Article I of the Corporation’s Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

ARTICLE I

NAME

The name of the Corporation is Wolf Energy Services, Inc.

FOURTH: The effective date of these Articles of Amendment shall be __________, 2023.

IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these Articles of Amendment as of _________________, 2023.

Enviro Technologies U.S., Inc.

By:
Jimmy Galla,
Chief Executive Officer

A-1